UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2025

Conagra Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

222 W. Merchandise Mart Plaza,
Suite 1300
Chicago, Illinois		60654
(Address of principal executive offices)		(Zip Code)

(312) 549-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	CAG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2025, William E. Johnson informed Conagra Brands, Inc.  (the “Company”) of his intention to resign his position as Senior Vice President and Corporate Controller to pursue another opportunity outside of the Company.  He will continue to serve in his existing role and as the Company’s principal accounting officer until his departure, which is expected to occur effective upon the close of business on October 17, 2025 (the “Separation Date”). Mr. Johnson’s decision to resign his position is not the result of any disagreements with the Company on any matter relating to its financial statements, internal control over financial reporting, operations, policies, or practices.

David S. Marberger, the Company’s Executive Vice President and Chief Financial Officer, will serve as the Company’s principal accounting officer effective as of the Separation Date until a long-term successor is named. For biographical information with respect to Mr. Marberger, see the information provided under the heading “Information About Our Executive Officers” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 10, 2025, which information is incorporated herein by reference. Mr. Marberger will not receive any additional compensation in respect of such responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA BRANDS, INC.

By:	/s/ Carey Bartell
Name:	Carey Bartell
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: September 19, 2025